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                                  Exhibit 23.1



                        INDEPENDENT ACCOUNTANTS' CONSENT

We consent to the use in the June 30, 2002 Form 10-QSB of our review report, dated August 15, 2002, accompanying the financial statements and schedules.


/s/ Summers, Spencer & Cavanaugh, CPAs, Chartered


Summers, Spencer & Cavanaugh, CPAs, Chartered
Topeka, Kansas
August 19, 2002